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                                                                 EXHIBIT (e)(10)

                                 INNOVEDA, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

1.    Grant of Option.

      This agreement evidences the grant by Innoveda, Inc., a Delaware corporation (the "Company"), on the effective date set forth in the attached Notice of Grant of Stock Option and Option Agreement (the "Grant Date") to the person named in the attached Notice of Grant of Stock Option and Option Agreement, a director of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's ______________ Plan (the "Plan"), a total of the number of shares set forth in the attached Notice of Grant of Stock Option and Option Agreement (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock") at the price per Share set forth in the attached Notice of Grant of Stock Option and Option Agreement. Unless earlier terminated, this option shall expire on the tenth anniversary of the Grant Date (the "Final Exercise Date").

      It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.    Vesting Schedule.

      This option will become exercisable ("vest") according to the schedule set forth in the attached Notice of Grant of Stock Option and Option Agreement; provided that, in no event may the aggregate of all vested Shares, whether exercised or not exercised, exceed the original number of Shares under this option.

      The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan. This option shall expire upon, and will not be exercisable after, the Final Exercise Date.

      Provided however, if the Participant is removed from the Board of Directors of the Company (the "Board") involuntarily for any reason other than "cause" (as defined below) within twenty-four months following a "change in control" (as defined below) of the Company this option shall, immediately after such removal from the Board, become fully vested and
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exercisable for the total number of Shares granted under this option. For the purposes of this paragraph, "cause" for removal from the Board shall be deemed to exist upon a reasonable determination by a majority of the then members of the Board of willful misconduct by the Participant or willful failure by the Participant to perform his/her responsibilities to the Company (including, without limitation, a material breach by the Participant of any employment, consulting, advisory, nondisclosure, noncompetition or other similar agreement between the Participant and the Company). For the purposes of this paragraph, "change in control" shall mean the occurrence of any of the events or circumstances set forth in clauses (I) through (IV) below.

                  (I) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of Common Stock (the "Outstanding Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities") provided, however, that for such purposes, the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a transaction which complies with all of clauses (A), (B) and (C) of subparagraph (III) below.

                  (II) Individuals who, as of the date hereof, constitute the members of the Board (the "Incumbent Directors") ceasing for any reason to constitute at least a majority of the Board of Directors of the Company in the future; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Incumbent Directors then in office shall be deemed to be an Incumbent Director (except that this proviso shall not apply to any individual whose initial election as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board).

                  (III) The consummation of a reorganization, recapitalization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following three conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred



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to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, respectively, (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the Acquiring Corporation or of the combined voting power of the then-outstanding voting securities of such corporation (except to the extent that such ownership existed prior to the Business Combination) and (C) a majority of the members of the board of directors of the Acquiring Corporation were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

                  (IV) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

3.    Exercise of Option.

      (a) Form of Exercise. Each election to exercise this option shall be in writing on a form designated by the Company, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

      (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

      (c) Termination of Relationship with the Company. If the Participant ceased to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

      (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final


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Exercise Date while he or she is an Eligible Participant and the Company has not
terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant, provided that (1) this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability and (2) this option shall not be exercisable after the Final Exercise Date.

      (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

4.    Withholding.

      No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.    Nontransferability of Option.

      This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.    Provisions of the Plan.

      This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.



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      IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

INNOVEDA, INC.

A signature on the attached Notice of Grant of Stock Option and Option Agreement constitutes a signature on this option agreement

By:
   ------------------------
Name:
Title:


                            PARTICIPANT'S ACCEPTANCE

      The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a
copy of the Company's                     Plan.

Option Grant Date: See the attached Notice of Grant of Stock Option and Option Agreement
Number of Shares: See the attached Notice of Grant of Stock Option and Option Agreement
Option Exercise Price: See the attached Notice of Grant of Stock Option and Option Agreement


PARTICIPANT

A signature on the attached Notice of Grant of Stock Option and Option Agreement constitutes a signature on this option agreement


--------------------------------
(Signature)



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                            SUMMARY OF OPTION GRANTS
                       TO CURRENT DIRECTORS OF THE COMPANY
                 UTILIZING THE FORM OF DIRECTOR OPTION AGREEMENT

                                                     Number of
Name of Director      Stock Plan     Date of Grant    Options    Exercise Price
----------------      ----------     -------------    -------    --------------
William V. Botts    Summit Design,     04/13/2000     50,000         $4.85
                    Inc. 1994
                    Stock Plan

Lorne J. Cooper     Summit Design,     04/13/2000     50,000         $4.85
                    Inc. 1994
                    Stock Plan

Steven P. Erwin     Summit Design,     04/13/2000     50,000         $4.85
                    Inc. 1994
                    Stock Plan

Keith B. Geeslin    Summit Design,     04/13/2000     50,000         $4.85
                    Inc. 1994
                    Stock Plan

Hiroshi Hashimoto   Amended and        09/22/2000     50,000         $3.59
                    Restated
                    2000 Stock
                    Incentive Plan



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